Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

(in thousands of U.S. dollars, except per share amounts)

On January 16, 2018, Worldpay, Inc. (“the Company”), formerly Vantiv, Inc. (“Vantiv”), completed its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of Worldpay Group Limited, formerly Worldpay Group plc, a public limited company registered in England and Wales (“Legacy Worldpay”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing the terms on which the Company intended to make a recommended offer to acquire the entire issued and to be issued ordinary shares of Legacy Worldpay in a cash and stock transaction on August 9, 2017. Under the terms of the recommended offer, Legacy Worldpay shareholders were entitled to receive, for each Legacy Worldpay ordinary share held by such shareholders, 55 pence in cash and 0.0672 new shares of the Company’s class A common stock (“Company Class A Shares”). The Acquisition was effected by means of a court-sanctioned scheme of arrangement between Legacy Worldpay and shareholders of Legacy Worldpay under Part 26 of the UK Companies Act 2006, as amended. In addition, the Legacy Worldpay shareholders received a special dividend of 4.2 pence per Legacy Worldpay ordinary share on January 29, 2018. Legacy Worldpay shareholders received as aggregate consideration in the Acquisition, in accordance with the foregoing exchange ratio and including the aforementioned dividends, 134.4 million Company Class A Shares and $1.7 billion in cash.

On December 21, 2017, Vantiv, LLC and Vantiv Issuer Corp., subsidiaries of Vantiv, Inc. (together, the “Issuers”), completed their offering of $500 million aggregate principal amount of 4.375% senior unsecured notes due 2025 (the “Dollar Denominated Notes”) and £470 million aggregate principal amount of 3.875% senior unsecured notes due 2025 (the “Pound Sterling Denominated Notes” and together with the Dollar Denominated Notes, the “Notes”). The Notes were issued pursuant to the Indenture, dated as of December 21, 2017 (the “Indenture”), by and among the Issuers and BNY Mellon Corporate Trustee Services Limited, as trustee.

On October 14, 2016, Vantiv, LLC entered into the Second Amended and Restated Credit Facilities Agreement (“existing credit facilities”) governing its existing term loans and revolving credit facility. Subsequent to the announcement of and in connection with the Acquisition, Vantiv, LLC executed additional amendments to the loan agreement with various financial institutions and their affiliates, providing Vantiv, LLC with commitments to fund $1.605 billion of additional five-year Term A loans, $1.129 billion of additional seven-year Term B loans, which was composed of a $535 million term loan and a $594 million backstop, and $600.0 million of additional revolving credit commitments. The proceeds of the commitments provided under the incremental amendment in addition to the Notes were used to, among other things, provide the cash consideration for the Acquisition, refinance existing debt of Legacy Worldpay, pay fees and expenses in connection with the foregoing and for working capital and general corporate purposes.

The following unaudited pro forma condensed combined financial information gives effect to the Acquisition and the related financing, which includes adjustments for the following:

•	the conversion of Legacy Worldpay’s historical financial statements from Pound Sterling to U.S. dollars;

•	the conversion of Legacy Worldpay’s historical financial statements prepared in accordance with IFRS as issued by the IASB to U.S. GAAP;

•	certain reclassifications to conform Legacy Worldpay’s historical financial statement presentation to Vantiv’s presentation;

•	application of the acquisition method of accounting under the provisions of ASC 805, and to reflect aggregate offer consideration of approximately $11.9 billion in exchange for 100% of all outstanding Legacy Worldpay ordinary shares;

•	proceeds and uses of the new and amended financing arrangements including the Notes entered into in connection with the Acquisition; and

•	transaction costs in connection with the Acquisition.

The following unaudited pro forma condensed combined statements and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Vantiv and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 which was filed with the SEC on February 28, 2018 and (ii) the historical audited consolidated financial statements of Legacy Worldpay and the related notes for the year ended December 31, 2017 included as Exhibit 99.1 in the Company’s Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2017 combine the historical consolidated statements of income of Vantiv and Legacy Worldpay, giving effect to the Acquisition as if it had been completed on January 1, 2017. The accompanying unaudited pro forma condensed combined statement of financial position as of December 31, 2017 combines the historical condensed combined statements of financial position of Vantiv and Legacy Worldpay, giving effect to the Acquisition as if it had been completed on December 31, 2017.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing effect on the Company. The statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Acquisition.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the Company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the Company’s future results of operations or financial position for any future period.

The pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma condensed combined financial information which management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For pro forma purposes, the fair value of Legacy Worldpay’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.

Worldpay, Inc.

Unaudited Pro Forma Condensed Combined Statement of Financial Position

As of December 31, 2017

		Legacy Worldpay
(In $ thousands)	Vantiv	Historical U.S. Dollars (IFRS) (Note 6)	Pro Forma Reclassification Adjustments (Note 2)	Pro Forma (U.S. GAAP)	Pro Forma Adjustments	(Note 4)	Pro Forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$126,503	$—	$749,226	$749,226	$(123,967)	(a)	$751,762
Own cash and cash equivalents	—	1,036,951	(1,036,951)	—	—		—
Accounts receivable—net	986,624	—	614,825	614,825	—		1,601,449
Trade and other receivables	—	698,604	(698,604)	—	—		—
Current tax assets	—	22,889	(22,889)	—	—		—
Merchant float	—	1,557,129	(210,045)	1,347,084	—		1,347,084
Settlement assets	142,010	—	4,235,502	4,235,502	—		4,377,512
Scheme debtors	—	4,198,057	(4,198,057)	—	—		—
Inventory	—	1,076	(1,076)	—	—		—
Other	117,475	—	68,701	68,701	—		186,176

Total current assets	1,372,612	7,514,706	(499,368)	7,015,338	(123,967)		8,263,983
Property, equipment and software—net	473,723	—	821,305	821,305	(539,553)	(b)	755,475
Property, plant and equipment	—	131,752	(131,752)	—	—		—
Intangible assets—net	678,532	—	429,686	429,686	2,711,314	(c)	3,819,532
Other intangible assets	—	1,119,239	(1,119,239)	—	—		—
Goodwill	4,172,964	1,763,891	—	1,763,891	9,030,064	(d)	14,966,919
Financial assets - Visa Inc. preference shares	—	377,535	—	377,535	—		377,535
Deferred taxes	739,524	—	7,042	7,042	—		746,566
Deferred tax assets	—	7,042	(7,042)	—	—		—
Proceeds from senior unsecured note	1,135,205	—	—	—	(1,135,205)	(a)	—
Restricted cash	—	—	497,770	497,770	—		497,770
Investment in joint venture and associate	—	6,323	(6,323)	—	—		—
Investment	—	11,194	(11,194)	—	—		—
Deferred consideration - Visa Europe	—	67,301	(67,301)	—	—		—
Other assets	94,413	—	86,416	86,416	—		180,829

Total assets	$8,666,973	$10,998,983	$—	$10,998,983	$9,942,653		$29,608,609

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$631,884	$—	$619,846	$619,846	$(63,121)	(e)	$1,188,609
Trade and other payables	—	575,072	(575,072)	—	—		—
Provisions	—	378,385	(378,385)	—	—		—
Settlement obligations	816,235	—	5,755,186	5,755,186	—		6,571,421
Merchant creditors	—	5,755,186	(5,755,186)	—	—		—
Current portion of note payable	107,897	—	345,435	345,435	(278,384)	(f)	174,948
Borrowings	—	345,435	(345,435)	—	—		—
Current portion of tax receivable agreement obligations	245,544	—	—	—	—		245,544
Financial liabilities - CVR liabilities	—	512,546	—	512,546	—		512,546
Finance leases	—	21,220	(21,220)	—	—		—
Current tax liabilities	—	66,965	(66,965)	—	—		—
Other	32,898	—	421,796	421,796	113,467	(g)	568,161

Total current liabilities	1,834,458	7,654,809	—	7,654,809	(228,038)		9,261,229
Long-term liabilities:
Note payable	5,586,348	—	1,857,042	1,857,042	755,782	(f)	8,199,172
Borrowings	—	1,857,042	(1,857,042)	—	—		—
Tax receivable agreement obligations	535,027	—	—	—	—		535,027
Deferred taxes	65,617	—	171,874	171,874	418,845	(h)	656,336
Deferred tax liabilities	—	171,874	(171,874)	—	—		—
Finance leases	—	15,411	(15,411)	—	—		—
Provisions	—	2,317	(2,317)	—	—		—
Other	44,869	—	17,728	17,728	—		62,597

Total long-term liabilities	6,231,861	2,046,644	—	2,046,644	1,174,627		9,453,132

Total liabilities	8,066,319	9,701,453	—	9,701,453	946,589		18,714,361
Commitments and contingencies
Equity:
Total Vantiv equity	532,539	—	—	—	9,813,509	(i)	10,346,048
Total Legacy Worldpay equity	—	1,297,530	—	1,297,530	(1,297,530)	(i)	—
Non-controlling interests	68,115	—	—	—	480,085	(j)	548,200

Total equity	600,654	1,297,530	—	1,297,530	8,996,064		10,894,248

Total liabilities and equity	$8,666,973	$10,998,983	$—	$10,998,983	$9,942,653		$29,608,609

Worldpay, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2017

		Legacy Worldpay
(in thousands of dollars, except per share amounts)	Vantiv	Historical U.S. Dollars (IFRS) (Note 6)	Pro Forma Reclassification Adjustments (Note 2)	Pro Forma (U.S. GAAP)	Pro Forma Adjustments	(Note 5)	Pro Forma Condensed Combined
Total revenue	$4,026,477	$6,528,901	$(4,383,540)	$2,145,361	$—		$6,171,838
Interchange and scheme fees	—	4,956,509	(4,956,509)	—	—		—
Network fees and other costs	1,903,165	—	636,859	636,859	—		2,540,024
Other cost of sales	—	199,173	(199,173)	—	—		—
Personnel expenses	—	453,725	(453,725)	—	—		—
Sales and marketing	669,506	—	389,701	389,701	—		1,059,207
Other operating costs	318,665	—	291,999	291,999	—		610,664
General, selling and administrative expenses	—	328,466	(328,466)	—	—		—
General and administrative	295,101	—	233,700	233,700	(66,775)	(a)	462,026
Depreciation and amortization	318,493	216,319	—	216,319	298,371	(b)	833,183

Income from operations	521,547	374,709	2,074	376,783	(231,596)		666,734
Interest expense—net	(140,661)	—	(80,903)	(80,903)	(116,177)	(c)	(337,741)
Finance costs - other	—	(87,313)	87,313	—	—		—
Finance income - Visa Europe	—	129,822	—	129,822	—		129,822
Finance costs - CVR liabilities	—	(99,135)	—	(99,135)	—		(99,135)
Gain on disposal of investment and subsidiary	—	8,836	(8,836)	—	—		—
Share of results of joint venture and associate	—	(1,335)	1,335	—	—		—
Non-operating income	432,826	—	(983)	(983)	—		431,843

Income before applicable income taxes	813,712	325,584	—	325,584	(347,773)		791,523
Income tax expense	631,020	81,939	—	81,939	(97,404)	(d)	615,555

Net income	182,692	243,645	—	243,645	(250,369)		175,968
Less: Net income attributable to non-controlling interests	(52,582)	—	—	—	24,302	(e)	(28,208)

Net income attributable to Worldpay, Inc.	$130,110	$243,645	$—	$243,645	$(226,067)		$147,688

Net income per share attributable to Worldpay, Inc. Class A common stock:
Basic	$0.81						$0.50
Diluted	$0.80						$0.50
Shares used in computing net income per share of Class A common stock:
Basic	161,293,062				134,400,000	(f)	295,693,062
Diluted	162,807,146				134,400,000	(f)	297,207,146

The accompanying notes are an integral part of these unaudited pro forma financial statements.

1. Basis of pro forma presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2017 combine the historical consolidated statements of income of Vantiv and Legacy Worldpay, giving effect to the Acquisition as if it had been completed on January 1, 2017. The accompanying unaudited pro forma condensed combined statement of financial position as of December 31, 2017 combines the historical consolidated statements of financial position of Vantiv and Legacy Worldpay, giving effect to the Acquisition as if it had been completed on December 31, 2017.

Vantiv’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Legacy Worldpay’s historical financial statements were prepared in accordance with IFRS as issued by the IASB and presented in Pound Sterling. As discussed in Note 6, the historical Legacy Worldpay financial statements were translated to U.S. dollars, and as discussed in Note 2, certain reclassifications were made to align Legacy Worldpay’s financial statement presentation with that of Vantiv.

Refer to the table below for the exchange rates used throughout the unaudited pro forma condensed combined financial statements. Legacy Worldpay’s historical financial statements and reclassification adjustments were translated from Pound Sterling to U.S. dollars using the period-end rate for the unaudited pro forma condensed combined statement of financial position as of December 31, 2017 and a historical average rate for the unaudited pro forma condensed combined statements of income for the year ended December 31, 2017.

		U.S. Dollars/ Pound Sterling
Year ended December 31, 2017	Average spot rate	1.2875
December 31, 2017	Period-end spot rate	1.3508

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805 with Vantiv considered the acquirer of Legacy Worldpay. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined statement of financial position, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Legacy Worldpay based upon management’s preliminary estimate of their fair values as of December 31, 2017. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Definitive allocations will be performed and finalized by the Company with the services of outside valuation specialists. Accordingly, the purchase price allocation and amortization adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria is not met, no asset or liability would be recognized.

2. Legacy Worldpay reclassification adjustments

Legacy Worldpay’s historical financial statements were prepared in accordance with IFRS as issued by the IASB. During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of Legacy Worldpay’s financial information to identify differences between IFRS as issued by IASB and U.S. GAAP, differences in accounting policies compared to those of Vantiv, and differences in financial statement presentation compared to the presentation of Vantiv. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments made herein, the Company is not aware of any other material differences. The below adjustments represent the Company’s best estimates based upon the information currently available to the Company and could be subject to change once more detailed information is available.

Refer to the table below for a summary of reclassification adjustments made to present Legacy Worldpay’s statement of financial position as of December 31, 2017 to conform with that of Vantiv:

Statement of Financial Position As of December 31, 2017 (In $ thousands)	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	Pro Forma Legacy Worldpay Reclassification Adjustments
Cash and cash equivalents	$1,036,951	$210,045	$(497,770)	$—	$—	$—	$—	$—	$—	$—	$749,226
Own cash and cash equivalents	(1,036,951)	—	—	—	—	—	—	—	—	—	(1,036,951)
Accounts receivable—net	—	—	—	614,825	—	—	—	—	—	—	614,825
Trade and other receivables	—	—	—	(698,604)	—	—	—	—	—	—	(698,604)
Current tax assets	—	—	—	—	(22,889)	—	—	—	—	—	(22,889)
Merchant float	—	(210,045)	—	—	—	—	—	—	—	—	(210,045)
Settlement assets	4,198,057	—	—	37,445	—	—	—	—	—	—	4,235,502
Scheme debtors	(4,198,057)	—	—	—	—	—	—	—	—	—	(4,198,057)
Inventory	—	—	—	—	(1,076)	—	—	—	—	—	(1,076)
Other	—	—	—	44,736	23,965	—	—	—	—	—	68,701
Property, equipment and software - net	131,752	—	—	—	—	689,553	—	—	—	—	821,305
Property, plant and equipment	(131,752)	—	—	—	—	—	—	—	—	—	(131,752)
Intangible assets - net	1,119,239	—	—	—	—	(689,553)	—	—	—	—	429,686
Other intangible assets	(1,119,239)	—	—	—	—	—	—	—	—	—	(1,119,239)
Deferred taxes	7,042	—	—	—	—	—	—	—	—	—	7,042
Deferred tax assets	(7,042)	—	—	—	—	—	—	—	—	—	(7,042)
Restricted cash	—	—	497,770	—	—	—	—	—	—	—	497,770
Investment in joint venture and associate	—	—	—	—	—	—	(6,323)	—	—	—	(6,323)
Investment	—	—	—	—	—	—	(11,194)	—	—	—	(11,194)
Deferred consideration - Visa Europe	—	—	—	—	—	—	(67,301)	—	—	—	(67,301)
Other assets	—	—	—	1,598	—	—	84,818	—	—	—	86,416
Accounts payable and accrued expenses	—	—	—	—	—	—	—	619,846	—	—	619,846
Trade and other payables	—	—	—	—	—	—	—	(575,072)	—	—	(575,072)
Provisions	—	—	—	—	—	—	—	(378,385)	—	—	(378,385)
Settlement obligations	5,755,186	—	—	—	—	—	—	—	—	—	5,755,186
Merchant creditors	(5,755,186)	—	—	—	—	—	—	—	—	—	(5,755,186)
Current portion of note payable	345,435	—	—	—	—	—	—	—	—	—	345,435
Borrowings	(345,435)	—	—	—	—	—	—	—	—	—	(345,435)
Finance leases	—	—	—	—	—	—	—	—	(21,220)	—	(21,220)
Current tax liabilities	—	—	—	—	—	—	—	—	(66,965)	—	(66,965)
Other	—	—	—	—	—	—	—	333,611	88,185	—	421,796
Note payable	1,857,042	—	—	—	—	—	—	—	—	—	1,857,042
Borrowings	(1,857,042)	—	—	—	—	—	—	—	—	—	(1,857,042)
Deferred taxes	171,874	—	—	—	—	—	—	—	—	—	171,874
Deferred tax liabilities	(171,874)	—	—	—	—	—	—	—	—	—	(171,874)
Finance leases	—	—	—	—	—	—	—	—	—	(15,411)	(15,411)
Provisions	—	—	—	—	—	—	—	—	—	(2,317)	(2,317)
Other	—	—	—	—	—	—	—	—	—	17,728	17,728

(a)	Represents a reclassification of certain balances from Legacy Worldpay’s statement of financial position to conform its presentation with Vantiv.
(b)	Represents a reclassification of the unregulated merchant cash. Merchant float represents surplus cash balances that Legacy Worldpay held on behalf of its customers when the incoming amount from the card networks preceded the funding to customers.
(c)	Represents a reclassification of cash and cash equivalents to restricted cash relating to contingent value rights.
(d)	Represents a reclassification of trade and other receivables to accounts receivable—net, settlement assets, other current assets and other assets.
(e)	Represents a reclassification of current tax assets and inventory to other current assets.
(f)	Represents a reclassification of software historically recorded in intangible assets – net to property, plant and software-net.
(g)	Represents a reclassification of investment in joint venture and associate, investment and deferred consideration – Visa Europe to other assets.
(h)	Represents a reclassification of trade and other payables and provisions (current) to accounts payable and accrued expenses and other current liabilities.
(i)	Represents a reclassification of finance leases (current) and current tax liabilities to other current liabilities.
(j)	Represents a reclassification of finance leases (noncurrent) and provisions (noncurrent) to other noncurrent liabilities.

Refer to the tables below for a summary of reclassification adjustments made to Legacy Worldpay’s statements of income for the year ended December 31, 2017 to conform with Vantiv:

Statement of Income for the Year Ended December 31, 2017 (In $ thousands)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	Pro Forma Legacy Worldpay Reclassification Adjustments
Total revenue	$(4,389,776)	$—	$—	$—	$—	$—	$—	$2,074	$4,162	$(4,383,540)
Interchange and scheme fees	(4,389,776)	(566,733)	—	—	—	—	—	—	—	(4,956,509)
Network fees and other costs	—	566,733	70,126	—	—	—	—	—	—	636,859
Other cost of sales	—	—	(70,126)	(107,874)	—	—	—	—	(21,173)	(199,173)
Personnel expenses	—	—	—	—	(453,725)	—	—	—	—	(453,725)
Sales and marketing	—	—	—	—	136,444	227,922	—	—	25,335	389,701
Other operating costs	—	—	—	—	165,491	126,508	—	—	—	291,999
General, selling and administrative expenses	—	—	—	107,874	—	(436,340)	—	—	—	(328,466)
General and administrative	—	—	—	—	151,790	81,910	—	—		233,700
Interest expense—net	—	—	—	—	—	—	(78,829)	(2,074)	—	(80,903)
Finance costs - other	—	—	—	—	—	—	87,313	—	—	87,313
Gain on disposal of investment and subsidiary	—	—	—	—	—	—	(8,836)	—	—	(8,836)
Share of results of joint venture and associate	—	—	—	—	—	—	1,335	—	—	1,335
Non-operating (expense)	—	—	—	—	—	—	(983)	—	—	(983)

(k)	Represents a reclassification of interchange fees to contra-revenue resulting in a decrease in revenue.
(l)	Represents a reclassification of scheme fees to network fees and other costs.
(m)	Represents a reclassification of certain third party and product costs out of other cost of sales to network fees and other costs.
(n)	Represents a reclassification of other cost of sales to general, selling and administrative expenses.
(o)	Represents a reclassification of personnel expenses to sales and marketing expense, other operating costs and general and administrative expense.
(p)	Represents a reclassification of general, selling and administrative expenses to sales and marketing expense, other operating costs and general and administrative expense.
(q)	Represents a reclassification of finance charges out of finance costs – other to interest expense – net. The remaining finance costs – other consisting of foreign exchange losses, gain on disposal of investment and subsidiary and share of results of joint venture and associate were reclassified to non-operating income.
(r)	Represents a reclassification of merchant float from contra-revenue to interest expense – net.
(s)	Represents a reclassification of settlement charges from contra-revenue and other cost of sales to sales and marketing.

3. Preliminary purchase price allocation

Refer to the table below for the calculation of consideration transferred under the Acquisition:

				Amount
Calculation of consideration
Cash consideration:	(a	)
Pence per share of Legacy Worldpay			£0.55
Shares of Legacy Worldpay (in thousands)			2,000,000
Exchange rate used			$1.3806

Pro Forma Cash Consideration				$1,518,605

Share consideration:	(a	)
Shares of Legacy Worldpay (in thousands)			2,000,000
Exchange ratio			0.0672

Common A shares to be issued (in thousands)			134,400
Share price on January 16, 2018			$77.60

Pro Forma Share Consideration				$10,429,440

Fair value of total consideration transferred	(b	)		$11,948,045

3. Preliminary purchase price allocation (continued)

(a)	Legacy Worldpay shareholders received 55 pence in cash and .0672 shares of Company Class A Shares for each share of Legacy Worldpay. The Pound Sterling to U.S. dollar exchange rate used for the computation of consideration transferred was $1.3806 to £1.00, and the share price of Vantiv was the opening share price on January 16, 2018 as the Acquisition was closed before the opening of the New York Stock Exchange.
(b)	In connection with the Acquisition, Vantiv agreed to replace certain stock awards held by Legacy Worldpay employees with the Company awards. The Company is working to obtain the necessary information to calculate the fair value of all unvested Legacy Worldpay equity awards and the replacement Company equity awards as of the closing date, in accordance with ASC 718 — Compensation — Stock Compensation. At this time, there is insufficient information with respect to the eligible employees and vesting schedules to quantify a pro forma adjustment. Any resulting adjustment may result in the recognition of an incremental component of purchase consideration transferred which is not currently reflected in the preliminary estimate of purchase consideration. In addition, this calculation will be used to determine the fair value amounts related to unvested replacement the Company’s equity awards to be recorded as post-combination compensation expense, which is not reflected in the unaudited pro forma condensed combined statements of income.

The purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Legacy Worldpay based on their preliminary estimated fair values. As mentioned above in Note 1, the fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable under the circumstances and which are further described in Note 4 below. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

Description	Note	Amount
Current assets		$7,015,338
Property, equipment and software		281,752
Identifiable intangible assets		3,141,000
Goodwill		10,793,955
Other non-current assets		968,763
Total current liabilities	(c), (d)	(7,771,080)
Total noncurrent liabilities	(d)	(2,481,683)

Total purchase price		$11,948,045

(c)	Includes $113,467 of dividend payable to reflect the special dividend granted to the shareholders of Legacy Worldpay. Refer to Note 4(g) below for additional details.
(d)	Includes $1,620,225 of Legacy Worldpay debt ($345,388 of current borrowings and $1,274,837 of noncurrent borrowings) that was assumed and immediately paid by the Company as part of the Acquisition. Refer to Note 4(a)(iv) below for additional details.

4. Adjustments to the unaudited pro forma condensed combined statement of financial position

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined statement of financial position:

(a)	Reflects the sources and uses of funds relating to the Acquisition as follows:

Description	Note	Amount
Sources:
Proceeds from incremental Term A loan	(i)	$1,605,000
Proceeds from incremental Term B loan	(i)	535,000
Proceeds from Notes	(ii)	1,135,205

		3,275,205

Uses:
Cash consideration paid to Legacy Worldpay shareholders	(iii)	(1,518,605)
Repayment of Legacy Worldpay debt	(iv)	(1,620,225)
Cash paid for transaction costs	(v)	(260,342)

		(3,399,172)

Pro forma adjustment to cash and cash equivalents		$(123,967)

(i)	The Company borrowed an additional $2,140,000 through an amendment to its existing credit facilities with various financial institutions and their affiliates.
(ii)	The Company issued Notes, which was comprised of $500,000 of Dollar Denominated Notes and £470,000 of Pound Sterling Denominated Notes. The proceeds received in connection with the Notes were held in escrow and restricted pending the consummation of the Acquisition. An adjustment was made to reclassify the proceeds from senior unsecured note to cash and cash equivalents.
(iii)	Reflects the cash consideration paid to the Legacy Worldpay as mentioned in Note 3 above.
(iv)	As part of the Acquisition, all the outstanding historical debt of Legacy Worldpay, except for €500 million of 3.75% senior unsecured notes (“Worldpay Notes”), was extinguished using a portion of the proceeds from the amendment to the credit agreement and the Notes. The $1,620,225 was calculated using the historical debt balance extinguished in Pound Sterling translated into U.S. dollars using the spot rate at December 31, 2017.
(v)	Reflects cash paid for Acquisition costs incurred or to be incurred by the Company including debt issuance costs, investment banking, attorney, consultant, independent accountant, and other external Acquisition-related costs. A portion of the financing costs were capitalized as described in Note 4(f)(ii), and the remaining portion that was not already accrued by Vantiv and Legacy Worldpay as of December 31, 2017 were expensed as described in Note 4(e) and Note 4(i)(ii).

(b)	Reflects an adjustment to property, equipment and software-net based on a preliminary fair value assessment:

Description	Note	Amount
Fair value of software acquired	(i)	$150,000
Removal of Legacy Worldpay’s historical software		(689,553)

Pro forma adjustment to property, equipment and sofware - net	(ii)	$(539,553)

(i)	The preliminary fair value of the software acquired was determined using a relief from royalty valuation model and will be depreciated on a straight-line basis over its estimated future life of 8 years.
(ii)	The Company has not yet determined the fair value of property and equipment to be acquired. As such, the historical carrying value has been used in the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined statement of financial position. Based on information received to date, management does not believe the fair value will be materially different from the historical carrying value; however, this assertion remains contingent upon receiving additional information (e.g., age and nature of the property and equipment) and performing final procedures to calculate the fair value of property and equipment. No adjustment was made to the unaudited pro forma condensed combined statements of income, but any difference between the fair value and the historical carrying value would have a direct impact to future earnings via depreciation expense.

(c)	Reflects an adjustment to intangible assets-net based on a preliminary fair value assessment:

Description	Note	Amount
Fair value of customer relationships and trade names acquired	(i)	$3,141,000
Removal of Legacy Worldpay’s historical intangible assets		(429,686)

Pro forma adjustment to intangible assets - net		$2,711,314

(i)	The intangible assets identified were customer relationships and trade names. Preliminary fair values for these intangible assets were determined based on estimated future cash flows. The customer relationships and trade names will be amortized on a straight-line basis over their estimated useful life of 7 and 10 years, respectively.

4. Adjustments to the unaudited pro forma condensed combined statement of financial position (continued)

(d)	Reflects an adjustment to goodwill based on the preliminary purchase price allocation:

Description	Note	Amount
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	(i)	$10,793,955
Removal of Legacy Worldpay’s historical goodwill		(1,763,891)

Pro forma adjustment to goodwill		$9,030,064

(i)	Goodwill represents the excess of the purchase price over the preliminary fair value of the underlying net tangible and intangible assets acquired and liabilities assumed. Refer to the preliminary purchase price allocation in Note 3 above for more details.

(e)	Reflects the payment of nonrecurring Acquisition-related transaction costs accrued by Vantiv and Legacy Worldpay as of December 31, 2017.

(f)	Refer to the table below for a summary of impacts the financing arrangements have on the note payable balance, and refer to Note 5 for details on the impact these financing arrangements have on the unaudited pro forma condensed combined statements of income.

Description	Note	Amount
Proceeds:
Incremental Term A loan	(i)	$1,605,000
Incremental Term B loan	(i)	535,000
Less: Capitalized debt issuance costs	(ii)	(61,375)

		$2,078,625

Removal of Legacy Worldpay’s unamortized debt issuance cost		$18,998

Repayments:
Repayment of Legacy Worldpay debt	(iii)	$(1,620,225)

Pro forma adjustment to notes payable		$477,398

Pro forma adjustment to current portion of note payable		$(278,384)
Pro forma adjustment to long-term portion of note payable		$755,782

(i)	As mentioned in Note 4(a)(i), as part of the Acquisition, the Company borrowed an additional $2,140,000 through an amendment to its existing credit facilities with various financial institutions and their affiliates.

(ii)	Represents additional debt issuance costs associated with the amendments to its existing credit facilities, the incremental drawdown of Term A and Term B loans, and the Notes. The debt issuance costs will be amortized on a straight-line basis into interest expense in the unaudited pro forma condensed combined statements of income as disclosed in Note 5. For purposes of these unaudited pro forma condensed combined financial statements, management capitalized all the financing costs and amortized them on a straight-line basis into interest expense in the unaudited pro forma condensed combined statements of income as disclosed in Note 5. Management has not yet performed a detailed debt extinguishment vs. modification analysis pursuant to ASC 470 — Debt with respect to the existing unamortized debt issuance costs and unamortized original issuance discount associated with drawdowns from the existing Senior Secured Credit Facilities.

(iii)	As mentioned in Note 4(a)(iv), as part of the Acquisition, the Company repaid certain debt facilities of Legacy Worldpay.

(g)	Legacy Worldpay shareholders received a special dividend of £0.042 pence per share as part of the Acquisition. Since the Company assumed and was ultimately responsible for paying this dividend to the shareholders of Legacy Worldpay, management treated it as a liability assumed.

(h)	Reflects deferred income tax liabilities resulting from preliminary fair value adjustments to software and intangible assets. The estimate of deferred tax liabilities was determined based on the book and tax basis differences of the net assets acquired using a blended statutory rate of Vantiv and Legacy Worldpay. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the Company’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction.

4. Adjustments to the unaudited pro forma condensed combined statement of financial position (continued)

(i)	Reflects an adjustment to the Company and Legacy Worldpay equity based on the following:

Description	Note	Amount
Fair value of common stock issued to the sellers	(i)	$10,429,440
Removal of Legacy Worldpay’s historical equity		(1,297,530)
Transaction costs	(ii)	(135,846)
Impact of change in Fifth Third’s non-controlling ownership percentage		(480,085)

Pro forma adjustment to Total Vantiv and Legacy Worldpay equity		$8,515,979

(i)	As disclosed in Note 3, the Company issued $10,429,440 of common stock to the Sellers as part of the Acquisition.

(ii)	Reflects Acquisition costs incurred by the Company including non-capitalized debt issuance costs, investment banking, attorney, consultant, independent accountant, and other external Acquisition-related costs. These costs are directly related to the Acquisition but do not have a continuing impact. As a result, they are not included in the unaudited pro forma condensed combined statements of income, but they are included in the unaudited pro forma condensed combined statement of financial position through an adjustment to retained earnings.

(j)	Reflects the change to non-controlling interest as a result of the additional Legacy Worldpay net assets acquired through the Acquisition and the resulting dilution of Fifth Third’s ownership in Vantiv Holding, LLC.

5. Adjustments to the unaudited pro forma condensed combined statements of income

Refer to the items below for reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of income:

(a)	Reflects the elimination of $66,775 of nonrecurring Acquisition-related transaction costs incurred by Vantiv and Legacy Worldpay that are reflected in the historical statements of income.

(b)	The newly acquired intangible assets, which consist of customer relationships and trade names, will be amortized on a straight-line basis over their expected useful lives of 7 and 10 years, respectively. Pro forma amortization expense includes amortization expense for the newly identified intangible assets less the amortization expense on Legacy Worldpay’s historical intangible assets. The acquired software was placed into service on April 1, 2017 with a useful life of 8 years. The Company is still in the process of evaluating the fair value of the intangible assets and software. Any resulting change in the fair value would have a direct impact to future earnings via depreciation and amortization expense.

	Estimated Fair Value	Useful Life (years)	Year Ended December 31, 2017
Amortization expense for software and intangible assets	$3,291,000	7 - 10 year life	$461,336
Less: Historical Legacy Worldpay amortization			(162,965)

Net adjustment to depreciation and amortization			$298,371

5. Adjustments to the unaudited pro forma condensed combined statements of income (continued)

(c)	Reflects the adjustments to historical interest expense as follows:

	Principal Balance	Contractual interest rate	Note	Year Ended December 31, 2017
Increases to interest expense:
Amended Term A loan	$2,345,907	4.00%	(i)	$93,664
Amended Term B loan	757,350	3.75%	(i)	28,688
Incremental Term A loan	1,605,000	4.00%	(i)	64,482
Incremental Term B loan	535,000	3.75%	(i)	20,304
Dollar Denominated Notes	500,000	4.375%	(ii)	21,875
Pound Sterling Denominated Notes	635,205	3.875%	(ii)	23,449
Amortization of capitalized debt issuance costs			(iii)	19,959

				$272,421

Decreases to interest expense:
Historical interest expense for Vantiv for instruments being amended				$110,796
Historical interest expense of Legacy Worldpay for the instruments being repaid				45,448

				$156,244

Pro forma adjustment to interest expense			(iv)	$116,177

(i)	Borrowings under the existing credit facilities bear interest at a rate per annum equal to, at the Company’s option, (i) the 1 week, 1, 2, 3 or 6 month, or, subject to availability, 12 month LIBOR rate plus a margin or (ii) a base rate plus a margin. With respect to the Term A loans and the revolving credit facility, the margin added to LIBOR or the base rate depends on Vantiv LLC’s leverage ratio from time to time. Interest expense was calculated using margin rates of 2.25% for the existing and incremental Term A loans and revolving credit facility and 2.00% for the existing and incremental Term B loans. The LIBOR rate utilized was 1.75%, which is the 1 month LIBOR rate as of March 9, 2018.

(ii)	As mentioned in Note 4(a)(ii) above, the Notes includes $500,000 of Dollar Denominated Notes and £470,000 of Pound Sterling Denominated Notes. Pro forma interest expense was calculated using an interest rate of 4.375% for the Dollar Denominated Notes and 3.875% for the Pound Sterling Denominated Notes, which was translated into U.S. dollars using the historical average rate for the year ended December 31, 2017.

(iii)	Debt issuance costs that resulted from the new and amended financing facilities and Notes were amortized to interest expense on a straight-line basis.

(iv)	A change of 0.125% per year in the assumed variable-rate debt that was part of the new or amended financing facilities for the Acquisition would increase annual interest expense by approximately $6,574.

(d)	Reflects the income tax impact of the pro forma adjustments and historical Legacy Worldpay income utilizing the statutory income tax rate of 37.9% for items related directly to the Company and 17.25% for pro forma adjustments related directly to Legacy Worldpay.

(e)	Reflects an adjustment to net income attributable to non-controlling interest to reflect the dilution of Fifth Third’s ownership in Vantiv Holding, LLC as a result of the Acquisition.

5. Adjustments to the unaudited pro forma condensed combined statements of income (continued)

(f)	The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of the Company. The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average of Vantiv’s shares and the share impact as part of the Acquisition as follows:

Year ended December 31, 2017
Pro forma net income attributable to Vantiv, Inc.	$147,688

Historical weighted-average number of common shares outstanding
Basic	161,293,062
Diluted	162,807,146

Impact of the Transaction on weighted-average number of common shares outstanding	134,400,000

Pro forma weighted-average number of common shares outstanding
Basic	295,693,062
Diluted	297,207,146

Pro forma net income per common share
Basic	$0.50
Diluted	$0.50

6. Translation of Legacy Worldpay historical financial statements

Legacy Worldpay’s historical financial statements were presented in millions of Pound Sterling. In order to align the presentation with Vantiv, the Legacy Worldpay statement of financial position was translated into thousands of U.S. dollars using the period-end spot rate of $1.3508 to £1.00 as of December 31, 2017. Additionally, Legacy Worldpay’s historical balance sheet was presented with brackets around liability and equity items. The brackets have been removed in the presentation below to align with Vantiv.

Statement of Financial Position As of December 31, 2017	Legacy Worldpay IFRS (GBP in millions)	Legacy Worldpay IFRS (GBP in thousands)	Legacy Worldpay IFRS (USD in thousands)
Assets
Current assets:
Own cash and cash equivalents	£767.7	£767,657	$1,036,951
Trade and other receivables	517.2	517,178	698,604
Current tax assets	16.9	16,945	22,889
Merchant float	1,152.7	1,152,746	1,557,129
Scheme debtors	3,107.9	3,107,830	4,198,057
Inventory	0.7	796	1,076

Total current assets	5,563.1	5,563,152	7,514,706
Property, plant and equipment	97.6	97,536	131,752
Other intangible assets	828.6	828,575	1,119,239
Goodwill	1,305.8	1,305,812	1,763,891
Financial assets - Visa Inc. preference shares	279.5	279,490	377,535
Deferred tax assets	5.2	5,213	7,042
Investment in joint venture and associate	4.6	4,681	6,323
Investment	8.4	8,287	11,194
Deferred consideration - Visa Europe	49.8	49,823	67,301

Total assets	£8,142.6	£8,142,569	$10,998,983

Liabilities and equity
Current liabilities:
Trade and other payables	£425.8	£425,727	$575,072
Merchant creditors	4,260.6	4,260,576	5,755,186
Borrowings	255.7	255,726	345,435
Current tax liabilities	49.6	49,574	66,965
Finance leases	15.7	15,709	21,220
Provisions	280.1	280,119	378,385
Financial liabilities - CVR liabilities	379.5	379,439	512,546

Total current liabilities	5,667.0	5,666,870	7,654,809
Long-term liabilities:
Borrowings	1,374.8	1,374,772	1,857,042
Finance leases	11.4	11,409	15,411
Provisions	1.7	1,715	2,317
Deferred tax liabilities	127.2	127,239	171,874

Total long-term liabilities	1,515.1	1,515,135	2,046,644

Total liabilities	7,182.1	7,182,005	9,701,453
Equity:
Total Legacy Worldpay equity	960.5	960,564	1,297,530

Total equity	960.5	960,564	1,297,530

Total liabilities and equity	£8,142.6	£8,142,569	$10,998,983

6. Translation of Legacy Worldpay historical financial statements (continued)

The Legacy Worldpay statements of income were translated into thousands of U.S. dollars using an average spot rate of $1.2875 to £1.00 for the year ended December 31, 2017. The Legacy Worldpay historical income statements were presented with brackets around all expense items. The use of brackets in the presentation below have been adjusted to align with Vantiv.

Statement of Income for the Year Ended December 31, 2017	Legacy Worldpay IFRS (GBP in millions)	Legacy Worldpay IFRS (GBP in thousands)	Legacy Worldpay IFRS (USD in thousands)
Total revenue	£5,070.9	£5,070,907	$6,528,901
Interchange and scheme fees	3,849.7	3,849,652	4,956,509
Other cost of sales	154.7	154,695	199,173
Personnel expenses	352.4	352,402	453,725
General, selling and administrative expenses	255.1	255,115	328,466
Depreciation and amortization	168.0	168,012	216,319

Income from operations	291.0	291,031	374,709
Finance costs - other	(67.8)	(67,815)	(87,313)
Finance income - Visa Europe	100.8	100,831	129,822
Finance costs - CVR liabilities	(77.0)	(76,997)	(99,135)
Gain on disposal of investment and subsidiary	6.9	6,863	8,836
Share of results of joint venture and associate	(1.0)	(1,037)	(1,335)

Income before applicable income taxes	252.9	252,876	325,584
Income tax expense	63.7	63,641	81,939

Net income	£189.2	£189,235	$243,645